SUMMARY/SIGNATURE PAGE FOR
                                COMMERCIAL LEASE

     THIS COMMERCIAL LEASE consists of: (i) this Summary/Signature Page, (ii) the 14-page General Provisions of the Lease, and (iii) Special Provisions, consisting of two (2) pages, together with the attached Corporate or Personal Guarantees and Exhibits (if any), all of which are hereby incorporated as an integral part of this Lease.

CENTER:    GRANDVIEW VILLAGE   in the City of  GRANDVIEW,  State of  MISSOURI.

THIS LEASE IF VOID, UNLESS EXECUTED BY BOTH PARTIES WITHIN TEN (10) DAYS FROM THE FOLLOWING DATE: JULY 30, 1995.

LANDLORD NAME: J.C. Nichols Company

TENANT NAME: TED WHITE AND RON TORCHIN d/b/a Invision TYPE OF ENTITY: _______ FEDERAL TAX I.D. OR SOCIAL SECURITY NUMBER(S):_________________________________
TENANT'S HOME OFFICE ADDRESS___________________________________________________

ITEM 1. PREMISES: a retail space known as 11904 So. Blue Ridge Extension, in the
     Grandview  Village  Shopping  Center,   Grandview,   Missouri,   containing
     approximately 4, 085 square feet.

ITEM 2. APPROXIMATE TERM: two (2) YEARS, three (3) MONTHS AND no(0) DAYS. POSSESSION DATE: AUGUST 1, 1995
        COMMENCEMENT DATE: The EARLIER of November 1, 1995 or the date Tenant opens for business in the Premises.
        EXPIRATION DATE: October 31, 1997

ITEM 3. RENT: MINIMUM OR BASE RENT: $1,365.00 PER MONTH FROM COMMENCEMENT DATE THROUGH October 31, 1997.
                (SEE SPECIAL PROVISIONS RIDER FOR RENT ABATEMENT)

               PERCENTAGE RENT (IF ANY): NONE percent.

ITEM 4. RECEIPTED SUM: $722.00, as initial rent/consideration for this Lease. (Commencing November 1, 1996)

ITEM 5. PERMITTED USE: telephone marketing office

ITEM 7. ESTIMATED OPERATING COSTS FOR CALENDAR YEAR 1995: $722.00 PER MONTH COMMENCING NOVEMBER 1, 1995.

ITEM 8. SECURITY DEPOSIT: $ NONE

ITEM 9. SECTIONS OF THE GENERAL PROVISIONS NOT APPLICABLE TO THIS LEASE AND THEREFORE DELETED: 4.1, 4.2, 6.1, 6.2, & 7.2.

     IN CONSIDERATION FOR the mutual benefits and obligations described herein, the parties have executed and entered into this Lease by and through their duly authorized representatives or agents intending to be legally bound.

TENANT:                                LANDLORD
                                       J.C. NICHOLS COMPANY

/s/ Ted White                          By: /s/ Michael T. Shields
---------------------------            ------------------------------------
Ted White                                      Michael T. Shields
                                                 Vice President

/s/ Ron Torchia
---------------------------
Ron Torchia

Date Signed: 8-2-95, 1995.             Date Signed: August 3, 1995.

                            SPECIAL PROVISIONS RIDER

     The provisions of this Rider are incorporated as an integral part of that certain Lease dated August 3, 1995, by and between J.C. NICHOLS COMPANY, as landlord, and TED WHITE AND RON TORCHIN, as Tenant.

1. RENT ABATEMENT. (a) Except as otherwise provided in Subparagraph (b) below, Tenant shall pay Landlord on the first day of each month, without notice or demand, $1,365.00 per month as Base Rent specified in Item 3 of the Summary/Signature Page.

     (b) Notwithstanding the provisions in Subparagraph (a) above or elsewhere in this Lease to the contrary, no Base Rent shall be payable for the months of November, 1995, through and including October 1996 (the "Abatement Months"); provided that Tenant shall arrange to place all utilities serving the Premises in its name effective on the earlier of August 1, 1995, or the date Tenant receives the keys to the Premises; and provided further that Tenant continues to fulfill all its other obligations under the Lease throughout the term. However, the full amount of the Base Rent that would otherwise be due and payable during the Abatement Months shall immediately become due and payable at Landlord's sole option upon the occurrence of any event of default by Tenant under this Lease.

2. TENANT CONSTRUCTION. Except for Landlord's work specified in Paragraph 3 below, Tenant agrees to take the Premises and all existing improvements and fixtures in their present condition, "AS IS" and without any improvements or modifications of the part of Landlord. Tenant also agrees to perform or contract for the interior renovation and updating of the Premises for Tenant's use, at Tenant's sole cost and expense; provided that such work shall comply with all applicable federal, state and local codes, statutes and regulations and that no such renovation work shall be started unless or until: (a) Landlord has approved in writing Tenant's plans and specifications for the work (for aesthetic and non-code purposes), (b) Tenant and its contractor and subcontractors have secured all necessary permits and approvals from the City of Grandview, Missouri, and other applicable governmental authorities, and (c) Tenant has furnished Landlord certificates of insurance naming Landlord as and additional insured and evidencing coverage for worker's compensation and for liability insurance in the minimum sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) for bodily injury and ONE HUNDRED THOUSAND DOLLARS ($100,000) for property damage. Tenant further covenants that, except for any good faith dispute, it will not permit or suffer the filing of any claim for a mechanic's or materialmen's lien against the property and that it will promptly pay when due all bills and invoices for labor done and materials delivered to the Premises. The filing of any notice to Landlord of any such lien shall constitute a default under this Lease, unless or until Tenant secures its release of record (or posts with Landlord an acceptable surety bond endorsement, letter of credit, or cash in the minimum amount of 1 1/2 times the amount claimed by the mechanic or materialman) within sixty (60) days after the filing of any such lien notice. In any event, Tenant shall defend, indemnify and hold harmless the Landlord from all costs (including attorneys' fees) in connection with any and all such lien claims. In no event and under no circumstances shall Tenant be deemed to be an agent or partner of Landlord for purposes of improvements or otherwise.

3. LANDLORD'S WORK. Landlord shall arrange and pry for the remodeling of the Premises using building standard materials as follows:

     a) Install two restrooms in the existing rough-in locations within the Premises.
     b)   Paint all existing perimeter walls a white egg color.
     c) Confirm the existing air conditioning and electrical system is in working order.

In the event of a default by Tenant under this Lease, then the unamortized balance of Landlord's costs for such improvements [amortized at twelve percent (12%) per annum over the twenty-four (24) month term of this Lease] shall immediately become due and payable by Tenant as Additional Rent, notwithstanding any other provisions herein.

4. SIGNAGE. All signage shall be the responsibility of Tenant and shall be subject to Landlord's approval.

5. BROKERAGE. Tenant hereby acknowledges and understands that J.C. Nichols Company ("Broker") and William P. Service, Jr., its agent, have represented the property owner in this transaction and that they do not (and have not purported to) represent Tenant in any manner. Landlord hereby agrees to indemnify and hold Tenant harmless from all claims for a commission or finder's fee by said Broker and its agents. Tenant agrees to indemnify and hold Landlord harmless from all other claims for a commission or finder's fee arising from contacts with Tenant.

(Tenant)                               (Landlord)
                                       J.C. NICHOLS COMPANY

/s/ Ted White                          By /s/ Michael T. Shields
-----------------------------          ------------------------------------
Ted White                                     Michael T. Shields
Social Security # ###-##-####                 Vice President

/s/Ron Torchin
-----------------------------
Ron Torchin
Social Security # 070 40-4401

                                   EXHIBIT A

                                  [FLOOR PLAN]

                        GENERAL PROVISIONS OF THE LEASE

                               TABLE OF CONTENTS
--------------------------------------------------------------------------------
ARTICLE 1             LOCATION                                                 1
Section 1.1           Premises                                                 1
Section 1.2           Gross Rentable Area                                      1
Section 1.3           Center                                                   1
ARTICLE 2             TERM                                                     1
Section 2.1           Lease Year                                               1
Section 2.2           Early Commencement                                       1
Section 2.3           Delay of Commencement                                    1
ARTICLE 3             RENT                                                     1
Section 3.1           Minimum and Percentage Rents                             1
Section 3.2           Rent Escalation of Minimum or Base Rents                 1
Section 3.3           Payment of Rent                                          1
ARTICLE 4             GROSS SALES                                              2
Section 4.1           Definition                                               2
Section 4.2           Annual Adjustment                                        2
ARTICLE 5             OPERATING COSTS                                          2
Section 5.1           Tenant's Pro Rata Portion                                2
Section 5.2           Types of Expenses                                        2
Section 5.3           Real Estate - Related Expenses                           3
Section 5.4           Special Allocations                                      3
Section 5.5           Operating Cost Exclusions                                3
ARTICLE 6             VERIFICATION OF SALES                                    4
Section 6.1           Records                                                  4
Section 6.2           Reports                                                  4
ARTICLE 7             INITIAL RENT AND SECURITY DEPOSIT                        4
Section 7.1           Receipt of Consideration                                 4
Section 7.2           Security Deposit                                         4
ARTICLE 8             OTHER CHARGES                                            4
Section 8.1           Late Charges and Interest                                4
Section 8.2           Additional Rent                                          5
Section 8.3           Marketing Fund or Merchants' Association                 5
ARTICLE 9             CARE OF PREMISES                                         5
Section 9.1           General Requirments                                      5
Section 9.2           Exterior of Premises                                     5
Section 9.3           Lienable Items                                           5
Section 9.4           Acceptance of Premises                                   5
Section 9.5           Parking and Loading                                      5
Section 9.6           Tenant Construction                                      5
Section 9.7           Signs and Accessories                                    5
ARTICLE 10            MAINTENANCE                                              6
Section 10.1          Interior                                                 6
Section 10.2          Exterior                                                 6
Section 10.3          Public Requirements                                      6
ARTICLE 11            ALTERATIONS AND ACCESS TO PREMISES                       6
Section 11.1          Access to Premises                                       6
Section 11.2          Alterations and Improvements                             6
ARTICLE 12            UTILITES AND SERVICES                                    6
Section 12.1          Utility Payments                                         6
Section 12.2          Metering or Pro Rata Allocations                         6
Section 12.3          Termination of Utilites                                  6
ARTICLE 13            INSURANCE, INDEMNITY AND WAIVER OF SUBROGATION           6
Section 13.1          Liabilty and Worker's Compensation Insurance             6
Section 13.2          Fire and Casualty Insurance                              7
Section 13.3          Other Requirements                                       7
Section 13.4          Tenant's Indemnification                                 7
Section 13.5          Landlord's Indemnification                               7
Section 13.6          Waiver of Subrogation; Limits of Liabilty                7
Section 13.7          Electrical Installations                                 7
Section 13.8          Casualty                                                 7
ARTICLE 14            EXAMINATION OF PREMISES AND LIMITATIONS OF LIABILITY     7
Section 14.1          Examination of Premises                                  7
Section 14.2          Assumption of Risks                                      8
Section 14.3          Tenant's Negligence                                      8
Section 14.4          Other Risks                                              8
ARTICLE 15            ASSIGNMENTS, SUBLEASE OR CHANGE OF MANAGEMENT CONTROL    8
Section 15.1          Consent to Transfer                                      8
Section 15.2          Request for Approval                                     8
Section 15.3          Landlord's Election                                      8
Section 15.4          Noncompliance                                            8
Section 15.5          Assumption of Lease                                      8
Section 15.6          Delay or Refusal                                         8
Section 15.7          Successors; Joint Liability                              9
Section 15.8          Processing Charge                                        9
Section 15.9          Landlord's Comsideration                                 9
ARTICLE 16            USE AND OPERATION                                        9
Section 16.1          Permitted Use                                            9
Section 16.2          Business Hours and Continuous Operation                  9
Section 16.3          Prior Vacation                                          10
ARTICLE 17            BANKRUPTCY AND INSOLVENCY                               10
Section 17.1          Events of Bankruptcy or Insolvency                      10
Section 17.2          Assignment of Lease                                     10
ARTICLE 18            FIXTURES AND PROPERTY REMOVAL                           10
Section 18.1          Tenant's Property                                       10
Section 18.2          Landlord's Property                                     10
ARTICLE 19            LANDLORD'S LIEN, WAIVER AND SECURITY AGREEMENT          11
Section19.1           Landlord's Lien                                         11
Section 19.2          Optional Waiver                                         11
Section 19.3          Non-Waivable Security Interest                          11
ARTICLE 20            EMINENT DOMAIN                                          11
Section 20.1          Effects of Condemnation                                 11
Section 20.2          Awards                                                  11
ARTICLE 21            DEFAULT                                                 11
Section 21.1          Events of Default                                       11
Section 21.2          Remedies                                                12
Section 21.3          Consequential Damages and Other Provisions              12
Section 21.4          Attorneys' Fees                                         12
Section 21.5          Waiver of Jury Trail                                    12
ARTICLE 22            SALE AND MORTGAGE OF THE PREMISES                       12
Section 22.1          Mortgage                                                12
Section 22.2          Sale of Premises                                        12
Section 22.3          Estoppel Certificates                                   13
Section 22.4          Quiet Possession                                        13
ARTICLE 23            NOTICES AND SERVICE                                     13
Section 23.1          Receipt of Notice                                       13
Section 23.2          Consent to Service                                      13
ARTICLE 24            EXPIRATION OR TERMINATION                               13
Section 24.1          Surrender of Premises                                   13
Section 24.2          Holding Over                                            13
Section 24.3          Re-Letting the Premises                                 13
ARTICLE 25            TIME AND FORCE MAJEURE                                  13
Section 25.1          Force Majeure                                           13
Section 25.2          Timely Performance                                      13
ARTICLE 26            REAL ESTATE LEASING COMMISSIONS                         14
Section 26.1          Broker Contacts by Tenant                               14
ARTICLE 27            INTERPRETATION AND CONSTRUCTION                         14
Section 27.1          Reasonable Consents                                     14
Section 27.2          Waiver                                                  14
Section 27.3          No Accord and Satisfaction                              14
Section 27.4          Severability                                            14
Section 27.5          Automatic Termination                                   14
Section 27.6          Survival of Tenant's Obligations                        14
Section 27.7          No Partnership                                          14
Section 27.8          Non-Binding Effects and Amendments                      14
Section 27.9          Headings                                                14
Section 27.10         Entire Agreement; Amendments                            14
Section 27.11         Integration                                             14

                        GENERAL PROVISIONS OF THE LEASE

                                   Article 1
                                    Location

     Section 1.1. Premises. Landlord does hereby lease, demise, rent and let to Tenant the described Premises, and Tenant does hereby take and accept the same subject to the conditions and covenants described herein. The "Premises" consist of the commercial area within the shopping or business center described below at the address listed on the Summary/Signature Page of this Lease. The Premises may be more particularly described in drawings (if any) attached hereto or in the Special Provisions of the Lease.

     Section 1.2. Gross Rentable Area. The "Gross Rentable Area" of the Premises shall mean the aggregate floor areas within the exterior faces of all exterior walls, but only to the centerline of any common party walls between two leasable areas, including the main floors, basements, mezzanines and upper floors, if any, with no reductions or exclusions for stairways, elevators, escalators, support columns, interior partitions or other improvements or equipment of any kind. Further, the floor area of any mezzanines constructed within the Premises shall be added to said Gross Rentable Area upon completion of construction. Any changes in the Gross Rentable Area of the Premises occurring during any calendar month shall become effective on the first day of the following month. The Gross Rentable Area of the Center shall mean all similar areas within the Center owned by Landlord and constructed for occupancy by tenants.

     Section 1.3. Center. For purposes of this Lease, the "Center" shall mean the shopping center, business park, commercial district or other designated property owned by Landlord within geographic areas defined by Landlord from time to time, including (without limitations) all buildings, improvements and parking facilities (including any off-site or satellite parking facilities), private drives, sidewalks and alleys [but excluding public streets, rights-of-way, utility lines, easements and parks to the extent (if any) maintained by local public authorities]. The Center shall also include any and all fountains, statuary, monument markets and entryways, towers, kiosks, murals and art works (if any), together with all private courtyards, lawns, median strips and parks.

                                   Article 2
                                      Term

     Section 2.1. Lease Year. Except as provided in Sections 2.2 and 2.3 below, the "Term" of this Lease, the "Commencement Date" and Expiration Date" shall be as specified in Item 2 of the Summary/Signature Page. A "Lease Year" shall mean the period of twelve (12) consecutive months beginning with the Commencement Date and extending to each anniversary of the Commencement Date; but, if the Commencement Date should be any day other than the first day of the month, the Lease Year shall begin on the first day of the following month, and the scheduled Expiration Date of this Lease shall always be the last day of the month.

     Section 2.2. Early Commencement. If for any reason and with Landlord's approval in all respects Tenant should occupy and open for business in the Premises prior to the scheduled Commencement Date, all terms of this Lease shall then and there take effect, and the rents and charges hereunder shall commence immediately (prorated on a daily basis, if commenced on a day other than the first of the month), unless otherwise provided in the Special Provisions of this Lease.

     Section 2.3. Delay of Commencement. In the event Landlord is unable to give Tenant possession of the Premises for any reason at the time specified in Item 2 of the Summary/Signature Page of this Lease, then the Commencement Date shall be postponed and the Term shall be extended commensurate with the period of delay in possession. Landlord shall determine when the Premises are reasonably ready for occupancy, and in no event shall Landlord have any liability for damages (if any) to Tenant on account of any delays in delivering possession of the Premises.

                                   Article 3
                                      Rent

     Section 3.1. Minimum Rents. For the use and availability of the Premises, Tenant shall pay Landlord each month throughout the Term of this Lease:

     (a) The Minimum or Base Rents prescribed in Item 3 of the Summary/Signature Page of this Lease (prorated on a daily basis for any partial month); plus

     (b) The amount (if any) by which the percentage(s) of Tenant's Gross Sales of Merchandise stipulated in Item 3 of the Summary/Signature Page exceeds the Minimum Rent for the applicable period, subject to annual adjustment based upon the Lease Year as provided in Section 4.2 below.

     Section 3.2. Rent Escalation of Minimum or Base Rents. (a)

     (b) Upon each Assignment of this Lease or Sublease of the Premises, the Minimum or Base Rents shall also be increased (if necessary), so that said Minimum or Base Rents are no less than eighty percent (80%) of the aggregate of the Minimum or Base Rents payable during the pervious Lease Year in any event.

     Section 3.3. Payment of Rent. Tenant shall pay all sums required to be paid to Landlord promptly without prior notice or demand at the office of J.C. Nichols Company, 310 Ward Parkway, Kansas City, Missouri 64112, or at such other place as Landlord may designate from time to time in writing. Minimum or Base Rents shall be payable monthly, in advance, on the Commencement Date and on the first (1st) day of each successive month throughout the Lease Term. Tenant shall pay as "Additional Rent" all other charges or sums of money required to be paid by Tenant under this Lease. All sums required to be paid pursuant to this Lease shall be paid independently of and without regard for any obligation on the part of Landlord and without any right of set-off or deduction whatsoever. Rents shall be prorated on a daily basis for any partial calendar months.

                                   Article 5
                                Operating Costs

     Section 5.1. Tenant's Pro Rate Portion. (a) In addition to the Percentage and Minimum or Base Rents, Tenant agrees to pay a "Pro Rata Portion" of the Operating Costs of the Center, computed as of January 1st of each year and prorated on a daily basis for any partial Lease Year. For purposes of this Article, the following phrases have the following meanings:

          (i) "Pro Rata Portion" shall mean the percentage determined by dividing the Gross Rentable Area of the Premises by the Gross Rentable Area of the Center; and

          (ii) "Net Costs" shall mean Landlord's costs and expenses incurred in the operation of the Center as described in Section 5.2 below.

     (b) Tenant's Pro Rata Portion of such Operating Costs shall be estimated at the beginning of the Term and annually thereafter. Tenant shall pay the estimated Pro Rata Portion in equal monthly installments on or before the first day of each month, or within ten (10) days thereafter, throughout the Lease Term or until notice of a new monthly estimate. Within sixty (60) days after the end of each calendar year, Landlord shall determine its actual Net Costs for the previous calendar year (and Tenant's Pro Rata Portion thereof) and shall furnish a copy of such computations and an itemized statement of such costs in writing to Tenant. If the estimated monthly payments made by Tenant for the previous calendar year exceed Tenant's actual Pro Rata Portion of such Net Costs, Landlord shall rebate the excess to Tenant; but if Tenant's actual Pro Rata Portion exceeds the estimated monthly payments made by Tenant for the previous calendar year, Tenant shall pay the difference within thirty (30) days after annual adjustment billing by Landlord. Tenant's obligation to pay actual Net Costs in excess of those estimated shall survive the expiration of this Lease, together with Tenant's obligation to pay all other accrued sums due hereunder, and the accrual of any such excess actual Net Costs shall relate back in equal monthly installments over the calendar year period. Landlord shall provide Tenant copies of supporting documentation substantiating its Net Costs upon request by Tenant.

     Section 5.2. Types of Expenses. Landlord will provide for the maintenance, repair, operation and management of the Center outside the Premises, including all facilities, improvements and areas determined by Landlord from time to time to comprise the Center. Tenant agrees to pay a Pro Rata Portion of all such costs (hereafter referred to as "Operating Costs") which, for purposes of this Lease, shall include, but not be limited to, the costs and expenses of items such as those described below:

     (a) Snow removal; maintenance, repair and replacement of all parking lot structures and surfaces (whether surface parking or multi-level garages), service areas and courts, including cleaning, sweeping, painting, striping and repaving; maintenance and repair of sidewalks, access roads, pathways, grass plots, plantings, curbs, guardrails, bumpers, fences, screens, monuments, towers, markers, plaques, murals, fountains, statues, art works, banners, flagpoles, bicycle racks, decorative newspaper vending racks, signs of all kinds, kiosks, traffic signals and other traffic markers;

     (b) Maintenance, repair and capital improvement of all structures, facilities, systems and equipment of the Center, including (without limitation):
(i) the storm sewer and sanitary drainage systems, including disposal plants, lift stations and retention ponds or basins; (ii) automatic sprinkling and irrigation systems; (iii) electrical, gas and waters systems; (iv) exterior lighting, light poles and bulbs, street lights, lanterns, fixtures and other lighting systems; (v) music, sound and speaker systems and equipment; (vi) heating, ventilating and air-conditioning systems; (vii) security systems, vehicles, radios and other equipment; and (viii) paving, curbs, walkways, roofs, building exteriors, ceilings and structural supports;

     (c) Planting, replanting and replacing flowers, shrubbery, plants, grasses, trees and other landscaping, including those in walkways, median strips, courtyards and alleys;

     (d) Maintenance, operation, repair, janitorial services, supplies and utilities for the Center including, but not limited to, roofs, roof flashing, parking lot control, canopies, skylights, walkways, courts, and alleys, signs, retaining walls, ornaments, statuary, planters, benches, fountains, loading docks, stairs, fire exits, doors and hardware and all other areas and improvements; and charges for electricity, gas, water and sewer services to common areas of the Center;

     (e) Premiums for insurance coverage of all kinds, including, without limitation, liability insurance for personal injury, death and property damage, including excess liability coverage (if any); insurance against liability for defamation and claims of false arrest occurring in and about the Center; worker's compensation; broad form casualty and all-peril insurance, which may include (without limitation) flood insurance, glass insurance, earthquake insurance, parking garage insurance, boiler insurance and rent insurance;

     (f) Maintenance and repair of all vehicles, security devices, machinery and equipment used in the operation and maintenance of the Center and all license fees, personal property taxes and other charges incurred in connection with such vehicles, security devices, machinery and equipment, together with the costs of employing personnel for security and parking control purposes (if Landlord elects to provide such services);

     (g) Governmental licenses and permit fees of every kind and nature, and all surcharges and other cost that result from complying with environmental or other governmental laws, rules, regulations, guidelines or orders;

     (h) Installing and operating music programs, services and loudspeaker systems, together with the costs of applicable dues and fees payable to organizations formed to act as agents for songwriters and performers in enforcing their clients' copyrights;

     (i) Personnel salaries and related taxes and employment benefits for on-site property management, security and maintenance employees;

     (j) Users fees, taxes, assessments, special assessments, substitution taxes, gross receipts taxes, taxes on rents and other governmental charges, whether levied by federal, state, county, municipal or any other taxing authority, which are charged against the Center, real property, street lights, fixtures, personal property, rents or on the right or privilege of owning or leasing real estate or collecting rents thereon, and any other taxes, assessments and fees attributable to the Center or its operation whether now or hereafter assessed, including (without limitation) the other types of taxes described in Section 5.3 below; and

     (k) Property management and off-site administrative, supervisory and overhead costs, whether payable to third party or to Landlord or its affiliates, as compensation for administrative, accounting, bookkeeping and property management services for the Center; provided that the amount of such costs and expenses shall not exceed the fees that third-party professional management companies would charge for managing similar properties in the metropolitan area.

     Section 5.3. Real Estate-Related Taxes.

     (a) Except as provided in Subsection (b) below, the following kinds of taxes are expressly included among those assessable to Tenant as part of the Operating Costs of the Center:

          (i) Special Assessments. The Operating Costs shall include "Special Assessments" imposed upon the Premises or Center by a governmental authority for improvements directly or indirectly benefiting the Premises or Center, including (without limitation): (a) assessments for utility improvements serving the Premises or Center; (b) "transportation assessments"; (c) "impact fees" for public improvements; and (d) "benefit assessments" for such things as flood control, street and sidewalk improvements, and refuse and sewer treatment. Special Assessments shall not include other capital expenditures relating to new improvements, the net effect of which is to finance or construct other commercial developments for or on behalf of Landlord, or which expand or increase the Gross Rentable Area of the Center. Nor shall Special Assessments include sewer hook-up fees or similar charges assessed to one specific user.

          (ii) Taxes Payable in Installments. In the event that any Taxes may, or are required to, be paid in installments over a period longer than one
     (1) year, then the same shall be deemed paid in installments over the maximum period permitted by the taxing authority, and Tenant's obligation to pay its Pro Rata Portion of such Taxes for any one (1) tax fiscal year shall only apply to those installments which actually become due and payable (i.e., failing which, payment of the same would become delinquent), together with the interest charged thereon by the taxing authority, during that same fiscal year, EXCEPT, HOWEVER, that Tenant shall not be obligated to pay any portion of Taxes or installments thereof which actually become due and payable during any period prior or subsequent to the Lease Term. Taxes for any fraction of a tax year at the commencement or expiration of the Lease Term shall be apportioned pro rata on a daily basis between the parties.

          (iii) Substitution Taxes. A "Substitution Tax" means a fee, charge or levy, which is enacted on a Substitution Basis (as defined below), following a change in a method of taxation or assessment related to real property, or the granting of tax benefits or reductions for the property, including (without limitation) payments in lieu of taxes following approval of plans for tax increment financing, urban redevelopment or other tax benefits. A change in such methods may refer to an event or combination of events by which real estate taxes, assessments or valuations are "frozen" [i.e., no longer increased], and/or reduced or "rolled back," and/or future increases are limited in amount, by statute. If, following such change and as a result thereof, there shall be levied, assessed or imposed: (a) a tax on the rents received from the Premises; (b) a license fee or other tax measured by or based wholly or partially upon the Premises or any portion thereof, and which taxes are expressly declared by the taxing legislation, legislative history or taxing authority to be imposed as a result of the foregoing limitations on real estate taxes, or in substitution therefor, then such resultant enactment shall be on a "Substitution Basis." All other provisions of this Lease notwithstanding, the term Substitution Taxes shall also include fees paid to property tax consultants, on a contingency basis for securing reductions in tax assessments.

     (b) Exclusions. The term "Taxes" shall not, however, include corporation, inheritance, estate, succession, transfer, realty transfer gains taxes, gift, franchise, income or profit taxes (whether gross or net) imposed upon Landlord; nor shall Taxes include business or gross receipts taxes, except to the extent based purely on rentals receivable from real estate unless the same are enacted on a Substitution Basis. Further, Taxes shall not include penalties or interest on Taxes caused by the failure of Landlord to make timely payment (and not due to any failure of Tenant to make timely payment of Tenant's Pro Rata Portion of Taxes to Landlord), nor shall Taxes include mortgage lien taxes, documentary stamp taxes, recording fees or the like.

     Section 5.4. Special Allocations. Notwithstanding the general allocation of Operating Costs as described in Section 5.1 above, Landlord shall have the option in its discretion to make special allocations of certain Operating Costs and assess the same among particular tenants, as follows:

     (a) Charges for utility service and usage (where the utility is not separately metered) may be allocated and billed "pro rata" on a gross leasable square footage basis amount those tenants whose premises utilize a common utility system; and

     (b) If the Center consists of more than one tax parcel, real estate taxes may be allocated and billed "pro rata" on a gross square foot basis among those tenants whose premises are situated within the same tax parcel.

     Section 5.5.  Operating Cost Exclusions.  Notwithstanding  Sections 5.1 and
5.4 above, the following items shall be excluded in calculating the total Operating Costs of the Center:

     (a) Costs of repairs, replacements or utility services for which other tenants pay, or are obligated to pay, or for which Landlord received insurance proceeds or condemnation awards;

     (b) Leasing commissions, legal fees and other expenses incurred by Landlord in dealings with other tenants and prospective tenants, and costs to improve or make space "tenant-ready";

     (c) The costs of any special services, operations or accommodations for the benefit of specified tenants (as opposed to all tenants of the Center and their customers or the public generally);

     (d) The costs of governmental compliance, remediation of hazardous materials, and capital improvements relating to buildings and premises available for lease to tenants or which expand or increase the Gross Rentable Area of the Center; and

     (e) The costs of governmental compliance, remediation of hazardous materials, and capital improvements relating to any other facilities, structures or improvements in the Center, including parking facilities and ornamental structures or other improvements in public or common areas or not comprising premises available for lease, except to the extent that such costs are deductible in the current year on a straight-line basis in accordance with generally accepted accounting practices.

                                   Article 7
                       Initial Rent and Security Deposit

     Section 7.1. Receipt of Consideration. The Receipted Sum in Item 4 of the Summary/Signature Page of this Lease constitutes a payment of the Minimum or Base Rents and/or other sums required to be paid by Tenant, as consideration for this Lease. And in the event no Receipted Sum is submitted by Tenant or required by Landlord, this Lease shall be voidable at Landlord's sole option and discretion until such time as Tenant pays and Landlord accepts such an initial payment of rent, notwithstanding any other provisions of this Lease or other agreements of the parties.

                                   Article 8
                                 Other Charges

     Section 8.1. Late Charges and Interest. In the event Tenant fails to pay any sum of money required under this Lease within fifteen (15) days of the stipulated due date, then Tenant shall pay Landlord a late charge equal to Ten Dollars ($10.00) per day from the due date until all delinquent sums (regardless of amount) are paid in full, plus interest on all such delinquent sums at fifteen percent (15%) per annum or the maximum rate allowable by law, whichever is less, likewise commencing from the original due date and continuing until all such delinquent sums are paid in full. The foregoing daily late charges and all others prescribed in this Lease are intended to offset Landlord's unanticipated administrative costs associated with delinquencies, including (but not limited to) the costs of additional direct contacts and correspondence with principals and employees of Tenant, investigators, credit reporting agencies, attorneys, collection agencies, bookkeepers and accountants, as well as referral and contingent fees to collection agencies, among others. The parties agree that the precise amounts of all such unanticipated costs would be difficult, if not impossible, to ascertain in advance and that the late charges described in this Section and elsewhere in this Lease are therefore a reasonable approximation of such costs in the nature of liquidated damages and shall be payable to Landlord in addition to all other rental obligations hereunder. No such late charges, however, are intended, nor shall be deemed, to cover any consequential damages arising from Tenant's breach of this Lease, or the unamortized balance of the costs of any improvements made by Landlord to accommodate Tenant's occupancy, or any clean-up or repair costs or other expenses suffered by Landlord as a result of any physical damage to the Premises or other property caused by Tenant or its employees, contractors or agents.

     Section 8.2. Additional Rent. Any and all charges required to be paid by Tenant to Landlord or other persons or entities hereunder, other than the Minimum or Base Rents, shall be considered Additional Rent, including (without limitation) the charges described in Sections 5.2, 6.2, 7.2, 8.1, 8.3, 9.5, 11.1, 12.1, 15.8, 21.2, 21.3, 21.4 and 22.3. And a default in the payment of any such sums shall be subject to the assessment of late charges and shall be a default under this Lease.

     Section 8.3. Marketing Fund or Merchants' Association. If Landlord at any time during the Lease Term organizes or approves the organization of an association of merchants or tenants of the Center, or, alternatively, if Landlord establishes or approves the establishment of a marketing fund for the Center, Tenant agrees to maintain a membership in said association or to actively participate in and contribute to such marketing fund, promptly paying dues and assessments for such association or marketing fund, whether determined by Landlord, an advisory board or a board of directors. Such dues or assessments shall also be Additional Rent hereunder, and Tenant's failure to pay the same when due shall constitute a default under this Lease, whether payable directly to Landlord or to a separate association or marketing fund administrator.

                                   Article 9
                                Care of Premises

     Section 9.1. General Requirements. Tenant shall not perform any acts or carry on any practices which may damage the Center, the building that houses the Premises or the Premises, or are a nuisance to the public or other tenants in the Center. Tenant shall keep the Premises clean and free from rubbish, dirt, insects, rodents and other vermin at all times; and, if Landlord deems necessary, Tenant shall join with Landlord and other tenants and pay a proportionate share of the expenses of a general extermination from time to time. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, for lodging of any kind, for cooking (unless permitted pursuant to Article 16), for any unlawful purposes, or any other use or uses not expressly permitted under this Lease. If Tenant is permitted under this Lease to handle foodstuffs, garbage and refuse shall be removed in leak-proof containers; and, if there should be any leakage, Tenant shall clean and remove any evidence of such leakage at its expense. Tenant shall also keep all sewer lines serving the Premises in free and clear condition. Tenant shall maintain the public entryways and display or store windows in a neat and clean condition. Tenant shall not burn trash of any kind in or about the building or Premises.

     Section 9.2. Exterior of Premises. Except for Tenant's initial construction work, Tenant shall not paint or decorate any part of the exterior of the Premises, display merchandise outside the Premises, or attach or install awnings, signs, equipment or improvements of any kind on the roof or exterior of the building or Premises without Landlord's expressed written permission in each instance in its sole and absolute discretion. Tenant agrees not to use any area outside the Premises for the sale or display of merchandise or equipment, or for any other business, occupation or undertaking. Tenant further agrees to receive and ship articles only through the rear door of the Premises or other loading areas designated by Landlord.

     Section 9.3. Lienable Items. In no event shall any materials or equipment which are subject to any lien, encumbrance or security interest be incorporated in or affixed to the Premises without the expressed written permission of
Landlord; provided that Tenant may install its own movable equipment, furnishings, inventory and other personal property on the Premises without Landlord's consent. Under not circumstances shall Tenant ever permit any lien for labor, services or materials claimed to have been performed for or furnished to Tenant, its agents, contractors or subcontractors, to be filed against the Premises, the building that houses the Premises, or the Center. If notice of any such lien is filed, Tenant shall discharge such lien within ten (10) days; provided that, if Tenant in good faith desires to contest the validity of any such lien, it may do so by appropriate legal proceedings after first depositing with Landlord, within ten (10) days after the filing of such lien notice, a surety bond, cash or an unconditional letter of credit in the sum of one hundred fifty percent (150%) of the lien, or such other security as Landlord, in its sole judgment, deems sufficient to insure payment and discharge of such lien, together with interest and penalties thereon. In any such event, Tenant shall defend, indemnify and hold harmless Landlord from all costs and expenses, including court costs and reasonable attorneys' fees, in connection with work and improvements allegedly ordered or contracted by Tenant or its agents, contractors, subcontractors and employees. If Tenant fails to discharge any such lien or deposit the required security within such ten (10) day period, Landlord may (but shall not be obligated to) pay and discharge such lien without inquiring into the validity thereof, and Tenant shall, upon demand and as Additional Rent, reimburse Landlord for the full amount so paid, including attorneys' fees, regardless of whether or not such lien is valid. For its breach of any obligations herein, Tenant shall be deemed to be in default under this Lease. Nothing in this Lease or Landlord's approval of Tenant's plans for construction or improvements in the Premises shall in any way be construed to constitute a consent, order or request by Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer or materialman, to perform labor or furnish materials for any specific improvement, alteration or repair to the Premises or the building or any improvements thereon.

     Section 9.4. Acceptance of Premises. By occupying the Premises, Tenant formally accepts the same in their present condition, "as is" and acknowledges that Landlord has complied with all requirements imposed upon it under this Lease. No minor change, alteration or variance from plans upon which the parties have agreed shall change or otherwise affect this Lease.

     Section 9.5. Parking and Loading. Tenant and its employees shall park their cars and other motorized and non-motorized vehicles in areas as designated by Landlord from time to time. Tenant shall also furnish the state automobile license numbers assigned to its vehicles and those of all its employees and the name and home addresses of such employees within five (5) days after written notice from Landlord. Following at least one (1) prior written notice of violation, Tenant shall pay Landlord, when billed, a fee of Ten Dollars ($10.00) per day per vehicle parked in violation of this Section.

     Section 9.6. Tenant Construction. Tenant may from time to time perform or contract for the interior renovation and updating of the Premises for Tenant's use, at Tenant's sole cost and expense; provided that such work shall comply with all applicable federal, state and local codes, statutes and regulations and that no such renovation work shall be started unless or until: (a) Landlord has approved in writing Tenant's plans and specifications for the work (for aesthetic and non-code purposes); (b) Tenant and its contractor and subcontractors have secured all necessary permits and approvals from the all applicable governmental authorities; and (c) Tenant has furnished Landlord certificates of insurance naming Landlord as an additional insured and evidencing coverage for worker's compensation and for liability insurance. The limits of such coverage shall be not less than Five Hundred Thousand Dollars ($500,000.00) each occurrence [combined single limit bodily injury, property damage, products/completed operations aggregate, personal and advertising injury, general aggregate, fire damage and medical expenses]. Tenant further covenants that, except for any good faith dispute, it will not permit or suffer the filing of any claim for a mechanic's or materialmen's lien against the property and that it will promptly pay when due all bills and invoices for labor done and materials delivered to the Premises.

     Section 9.7. Signs and Accessories. No mechanical signs, neon signs, signs with flashing lights, or signs illuminated in any other manner shall be placed on the exterior of the Premises or within twelve (12) inches of the windows or doors to the Premises. Further, Tenant shall not place any signs, placards or advertising media on the exterior of the Premises or on [or within six inches (6") of] the windows or doors to the Premises; nor shall Tenant place or install speakers, recording devices, stereos, radios, television monitors, video equipment or other media visible in windows or doors to the Premises or audible outside the Premises -- without Landlord's prior written consent in each instance in its sole and absolute discretion. No lighting or plumbing fixtures, awnings or other ornamentation or decorations may be installed on the exterior of the Premises, nor may Tenant paint the exterior of the Premises, without similar prior written consent from Landlord. Tenant may place its store name and business hours on the entry doors to the Premises in lettering no more than three (3) inches in height.

                                   Article 10
                                  Maintenance

     Section 10.1. Interior. Tenant agrees to maintain the Premises and keep it in good repair, including interior cleaning, painting and decorating of every kind, and to replace the fixtures and equipment within the Premises as necessary including (but not limited to) heating and air-conditioning equipment, lighting and electrical fixtures (including light bulbs), plumbing fixtures and equipment, hardware, floor coverings, doors, windows and broken or damaged glass, specifically including safety or plate glass display windows, together with those portions of the storefront and other exterior improvements (if any) originally installed by Tenant.

     Section 10.2. Exterior. Tenant shall not install equipment of any kind on the roof or exterior of the Premises without prior written approval of Landlord; and Tenant shall pay for any and all damage resulting from such installations, together with the costs of removal, maintenance or lack of maintenance thereof.

     Section 10.3. Public Requirements. Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the cleanliness, health, safety, occupancy or use of the Premises and the physical accommodations, facilities and equipment therein (including, without limitation, the doors for ingress and egress to and from the Premises and the plumbing fixtures and sewer line), and Tenant shall indemnify and save Landlord harmless from all costs, expenses or damages resulting from failure to do so. Landlord shall be responsible for compliance with all such public requirements in the common areas of the Center outside the Premises, and Landlord shall indemnify and save Tenant harmless from all costs, expenses or damages resulting form Landlord's failure to comply with such requirements.

                                   Article 11
                       Alterations and Access to Premises

     Section 11.1. Access to Premises. Landlord shall have the right, if it so elects, to enter upon the Premises at reasonable hours, with advance notice to Tenant except in emergencies, for the purpose of inspecting the same, determining Tenant's compliance with this Lease, repairing or maintaining any pipes, conduits or ducts (whether same are used in the supply of services to Tenant or to other occupants of the building or adjacent buildings) or in connection with construction work or any other improvements, repairs or alterations in and about the building. If Landlord deems it necessary to make and repairs or replacements necessary for which Tenant is responsible under this Lease, Landlord may demand in writing that Tenant make the same, and if Tenant refuses or neglects to commence such repairs or replacements in good faith or fails to complete the same with reasonable dispatch, Landlord may make or cause such repairs or replacements to be made; and, in so doing, Landlord shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's business by reason thereof. If Landlord makes or causes such repairs or replacements to be made, Tenant shall forthwith pay landlord upon demand the full costs thereof as Additional Rent hereunder with late charges and interest as prescribed in Section 8.1 above; and, if Tenant shall default in such payment, Landlord shall have all the remedies provided in Article 21 and elsewhere in this Lease.

     Section 11.2. Alterations and Improvements. Landlord reserves the right at any time to build additional stories upon and/or to otherwise expand the building that houses the Premises. Landlord further reserves the right to close skylights, windows or doors of the Premises and to run pipes, conduits, ducts or electrical lines through the Premises; and to alter the size, area, level and location of hallways, entrances, parking areas, common areas of the Center reserved for general usage, driveways, sidewalks, landscaped areas and all other portions of the Center. Landlord shall also have the right to close the Premises, the building which houses the Premises or any portions of the Center, whenever necessary to comply with any law or regulation issued by any lawful authority, in cases of public disturbance, or for any other reasons deemed right and proper in its discretion, and Tenant hereby waives all claims for damage or inconvenience caused by any such closings.

                                   Article 12
                             Utilities and Services

     Section 12.1. Utility Payments. Tenant agrees to pay or reimburse Landlord for all electric current, gas, water and other utility services, whether furnished to the Premises by utility companies or by Landlord, and in any event Tenant shall furnish and pay for heating and air-conditioning equipment and service to the Premises. Such utility services (if any) actually furnished by Landlord shall be billed at rates not exceeding those charged by applicable utility companies; provided that Landlord may allocate such billings on a square-foot basis unless service is separately metered or submetered.

     Section 12.2. Metering or Pro Rata Allocations. Landlord or Tenant may install separate meters or submeters on or about the Premises, or Tenant shall utilize existing separate meters or submeters (if any) already in place; and Tenant shall pay any such separately metered utility charges attributable to the Premises including (without limitation) charges for electricity, gas and water, directly to the appropriate municipality, utility or service company, or shall reimburse Landlord for such charges based on submeter readings. The costs for heating and cooling the Premises [from any central boiler or heating, ventilating and air-conditioning (HVAC) system serving the building], plus all other utility services furnished by Landlord, and not separately metered or submetered, shall be allocated by Landlord and be payable by Tenant on the basis of Tenant's "Pro Rata Portion" of the gross floor space of the Center or those portions of the Center which utilize a common utility system, as provided in Sections 5.1 or 5.4 above.

     Section 12.3. Termination of Utilities. Landlord shall not in any way be responsible or liable to Tenant, or to any other party occupying any part of the Premises, for any failure or defect in the supply or character of water, electric energy or any other utility service furnished to the Premises or to the common areas of the Center (whether furnished by Landlord or by others), or by reason of any requirement, act or omission of the public utility company serving the Premises, the building that houses the premises or the Center with electricity, water or other utility service, or because of necessary repairs or improvements or the lack thereof.

                                   Article 13
                 Insurance, Indemnity and Waiver of Subrogation

     Section 13.1. Liability and Worker's Compensation Insurance. (a) Tenant shall keep in force policies of comprehensive public liability insurance, with respect to the Premises and the businesses operated by Tenant and any other occupant. The limits of such coverage shall be not less than Five Hundred Thousand Dollars ($500,000) each occurrence [combined single limit for bodily injury, property damage, products/completed operations aggregate, personal and advertising injury, general aggregate, fire damage and medical expenses]. In addition to Tenant, the policy shall name Landlord and any lenders or mortgagees designated by Landlord as additional insureds.

     (b) Tenant's employees and any and all contractors, subcontractors and their agents and employees shall also be covered under worker's compensation insurance in the minimum amounts required by law, and Tenant shall deliver to Landlord certificates evidencing such coverage upon request and prior to the start of any leasehold construction or improvements by Tenant.

     Section 13.2. Fire and Casualty Insurance. Tenant shall also keep in force a broad form "all risk" fire and casualty insurance policy (with extended coverage, vandalism, malicious mischief, water damage and sprinkler leakage coverage) on the standard forms, insuring all improvements and betterments on the Premises in an amount equal to their full replacement costs. During the course of Tenant's construction of any improvements and betterments, the foregoing policy shall be on a builder's risk completed value, non-reporting form. The proceeds of such insurance policies shall be held in trust by Tenant for use in repairing and restoring the items covered. Tenant also agrees to maintain insurance on its contents and personal property within the Premises.

     Section 13.3. Other Requirements. The foregoing policies shall be issued by an insurance company authorized to do business in the state in which the Premises are situated and which has a Best's Insurance Guide rating of "A+:VIII." Tenant shall deliver to Landlord certificates evidencing the foregoing insurance prior to moving in and commencing any construction work on the Premises. Tenant's insurance carrier shall provide in its policies, certificates or endorsements that it will give Landlord at least ten (10) days' written notice before any cancellation, lapse or material change in coverage. The insurance required in this Lease may be covered under a so-called "blanket" policy including other stores of Tenant or its affiliates.

     Section  13.4.  Tenant's  Indemnification.  Subject  to the  provisions  in
Section 13.1 above and Section 13.6 below, Tenant shall indemnify and hold harmless Landlord and it, partners, officers, agents, contractors and employees from and against all claims, actions, liability and expenses in connection with any loss of life, bodily injury and damage to property: (a) arising out of any occurrence in, upon or at the Premises, [or otherwise resulting from the occupancy or use by Tenant, its gents, contractors, subcontractors, subtenants, licensees, concessionaires or employees], unless the same be caused by willful or negligent act or omission of Landlord, its agents, contractors or employees; and (b) arising from any occurrence outside the Premises which is occasioned wholly or in part by any willful or negligent act or omission of Tenant, its agents, contractors, subcontractors, subtenants, licensees, concessionaires or employees. If any action or proceeding is brought against Landlord, or its partners, officers, agents, contractors, or employees by reason of the aforementioned causes, Tenant also agrees to defend such action or proceeding by adequate counsel at its own expense, upon receiving notice thereof from Landlord.

     Section 13.5. Landlord's Indemnification. Likewise subject to the provisions in Section 13.1 above and Section 13.6 below, Landlord shall indemnify and hold harmless Tenant and it partners, officers, agents, contractors and employees from and against all claims, actions, liability and expenses in connection with any loss of life, bodily injury and damage to property: (a) arising out of any occurrence in, upon or at the Premises which is occasioned wholly or partially by any willful or negligent act or omission of Landlord, its agents, contractors or employees and (b) arising from any occurrence upon the common facilities of the Center outside the Premises, unless the same be caused by the willful or negligent act or omission of Tenant, its agents, contractor, subcontractors, subtenants, licensees, concessionaires or employees. If any action or proceeding is brought against Tenant, its parties, officers, agents, contractors or employees, by reason of the aforementioned causes, Landlord also agrees to defend such action or proceeding by adequate counsel at its own expense, upon receiving notice thereof from Tenant.

     Section 13.6. Waiver of Subrogation; Limits of Liability. (a) Anything in this Lease to the contrary notwithstanding, each party (hereafter called the "Releasing Party") hereby releases the other (hereinafter called the "Released Party") from all liability for property damage which the Released Party would have, but for this Section 13.6, to the Releasing Party, resulting from the occurrence of any accident or casualty during the Lease Term: (i) which is or could be covered by fire and extended coverage or other insurance policies (with a vandalism and malicious mischief endorsement attached) or by a sprinkler leakage or water damage policy (irrespective of whether such coverage is actually being carried by the Releasing Party); or (ii) covered by any other casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence -- regardless of whether such accident or casualty may have resulted wholly or partially from and act or neglect of the Released Party, its officers, agents, contractors or employees.

     (b) Landlord and Tenant shall cause each insurance policy carried by either of them respectively on or relating to the Premises, its improvements, betterments, fixtures and contents, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Tenant or Landlord (as the case may be) in connection with any loss or damage. Except as specifically provided herein, neither party shall be liable to the other for any loss or damage caused by fire or any other risk or risks against which any such policy insures or against any risk or casualty described herein, regardless of deductible amounts.

     (c) Anything in this Lease to the contrary notwithstanding, neither Landlord not Tenant shall have any responsibility or liability whatsoever for any damages arising from the willful or negligent act or omissions of any third party, including other tenants or occupants of the Center or any customer, guest, invitee or intruder.

     Section 13.7. Electrical Installations. In the event Tenant installs any electrical equipment or fixtures that overload the lines in the Premises, Tenant shall, at its own expense, make the changes necessary to comply with Landlord's requirements and those of insurance underwriters and applicable local governmental code administrators. Tenant agrees not to use any electric irons, electric grills or other equipment that contains an electric heating element, unless such electrical equipment also includes a red pilot light, connected and operated in compliance with Underwriters' Laboratory specifications.

     Section 13.8. Casualty. In the event the Premises are destroyed or so damaged by fire, tornado, flood, storm, explosion, earthquake or other casualty as to become untenantable in Landlord's judgement, then Landlord may elect either to rebuild and put said Premises in good condition and fit for occupancy within a reasonable time thereafter, or to give Tenant notice in writing terminating this Lease. If Landlord elects to repair or rebuild the Premises, it shall give Tenant reasonably prompt notice after the casualty of its intention to do so. As to any part of the Premises determined by Landlord to be untenantable or unfit for occupancy, the rent shall abate in proportion to the untenantable area of the Premises from the time of such casualty until the Premises have been repaired by Landlord and delivered to Tenant for its occupancy. In no event and under no circumstances shall Landlord be responsible to Tenant, its agents, employees or any other person or entity for any loss of business or profits, loss of income or other loss or damage to any merchandise or personal property of Tenant, regardless of whether Landlord cancels this Lease or elects to rebuild or repair the Premises. In any event, Tenant shall be responsible for obtaining its own business interruption insurance with appropriate coverages.

                                   Article 14
                          Examination of Premises and
                            Limitations of Liability

     Section 14.1. Examinations of Premises. Tenant has had ample opportunity to thoroughly examine the Premise and/or architectural plans therefor, including the sidewalks and alleyways adjacent to the Premises, and Tenant hereby acknowledges that there is in and about them nothing dangerous to life, limb, health or property, and waives any claim for damages that may arise from defects of any character after occupancy or the Commencement Date of this Lease, and Tenant takes the Premises "as is" or as they will be when specified improvements and betterments (if any) are completed, and is fully informed, independently of Landlord, as to the character of the building, its construction and structure.

     Section 14.2. Assumption of Risks. Tenant specifically assumes all risks of installing and moving it personal property into the Premises and occupying the same. Neither Landlord nor it employees or agents shall have any liability for damage to property of Tenant or of others entrusted to Tenant or its agents, nor for loss or damage to any property by theft or otherwise, not for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, dust, smoke, rain, snow, dampness, or leaks from: (a) any part of the building; (b) the pipes, appliances or plumbing; or
(c) the roof, street or subsurface or any other place; or by any other cause of whatsoever nature, whether or not due to the negligence of Landlord, its agents or employees; nor shall Landlord or its employees or agents be liable for any damage caused by other tenants or persons in the building, or caused by construction operations or activities relating to any private, public or quasi-public work.

     Section 14.3. Tenant's Negligence. Tenant agrees to indemnify, defend (through counsel acceptable to Landlord) and hold harmless Landlord and it partners, contractors, agent and employees from and against any statutory or other liabilities, claims, damages, injuries (including death), suits, demands, damages, judgements, costs, fines, penalties, interest and expenses (including, without limitation, legal fees, court costs, investigation and discovery expenses, and disbursements incurred in any action or proceeding) by reason of any claim of liability for death, personal injury or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use and occupancy of the Premises at any time, or arising from any condition of the Premises or from any act, omission or negligence of Tenant or any agents, contractors, subcontractors, subtenants, licensees, concessionaires, employees, guests or invitees.

     Section 14.4. Other Risks. Tenant shall also insure all its inventory, furnishings, trade fixtures and other personal property on the Premises against losses of all kinds. All personal property of every kind and description whatsoever in the Premises shall be on or about the Premises at Tenant' sole risk, and Landlord shall not be liable for any damage done to, or loss of, such personal property; or for damage to or loss of business income or occupation of Tenant caused in any manner whatsoever or arising from: (a) any act of neglect of third parties, co-tenants or other occupants of the building or their employees; (b) bursting, overflowing or leaking of water, sewer or steam pipes;
(c) rain, wind, tornadoes, flood, surface or subsurface water; (d) overflows of drainage facilities; (e) backup or stoppage of any drain, sewer or other water runoff facility or device; (f) heating or plumbing fixtures; (g) noise or dust;
(h) electrical wires; (i) gas, odors, natural disasters, riots or acts of violence; or (j) leaking roofs. Tenant shall give Landlord prompt notice of any accident to, defect in or problem in the Premises or building that houses the Premises of which Tenant has knowledge or notice.

                                   Article 15
              Assignment, Sublease or Change of Management Control

     Section 15.1. Consent to Transfer. Except upon Landlord's written consent in each instance, Tenant shall not directly or indirectly, voluntarily, by operation of law, or otherwise: (a) sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of this Lease, the Premises or Tenant's leasehold interest hereunder; nor (b) allow or permit any sale or transfer (including by consolidation, merger or reorganization) of a majority of the voting stock or management control of Tenant, if Tenant is a corporation; nor
(c) allow or permit any sale or other transfer of controlling general partnership interests in Tenant, if Tenant is a partnership; nor (d) allow or permit a change of present controlling executive management by management contract, license, franchise agreement or other arrangement [all of the foregoing items (a), (b), (c) and (d) are hereafter collectively referred to as an "Assignment"]; nor (e) permit subtenants, concessionaires, licensees or others to occupy all or any portion of the Premises; nor (f) sublease the Premises or any portion thereof [items (e) and (f) are hereafter collectively referred to as a "Sublease"].

     Section 15.2. Request for Approval. If Tenant desires at any time to enter into an Assignment or Sublease as described above, it shall first give written notice to Landlord of its desire to do so, which notice shall contain or include: (a) the name of the proposed successor, assignee, subtenant or occupant (hereafter referred to as the "transferee"); (b) the nature of the proposed transferee's business to be conducted in the Premises; (c) the terms, provisions and economic considerations of the proposed Assignment or Sublease; (d) the identity of proposed principals and lease guarantors (if any); (e) signed current financial statements of the proposed transferee and guarantors (if any), reviewed or prepared by a major local or national certified public accounting firm; and (f) the business plan of the proposed transferee or other written statements of purpose, proposed operating policies and the background and experience of the principals.

     Section 15.3. Landlord's Election. At any time within thirty (30) days after receipt of the notice specified in Section 15.2 above, Landlord may request additional information or may, in its sole discretion, by written notice to Tenant: (a) consent to the Sublease or Assignment; or (b) disapprove the Sublease or Assignment. If Landlord consents to the Sublease or Assignment within thirty (30) day period, Tenant shall within thirty (30) days thereafter enter into such Sublease or Assignment of the Premises or portion thereof, upon the terms and conditions set for the in the notice previously furnished by Tenant to Landlord pursuant to Section 15.2 above, otherwise Landlord's consent shall be void and of no force or effect.

     Section 15.4. Noncompliance. No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. Landlord's consent to any Assignment or Sublease shall not relieve Tenant, or the transferee, from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Following Landlord's consent to an Assignment or Sublease, said Assignment instrument or Sublease shall not be subsequently amended or modified without written notice to and the consent of Landlord, if Landlord would have been entitled to notice thereof in the first instance pursuant to Section 15.2. Any purported Assignment or Sublease not in compliance with this Article shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent or additional charges by Landlord from a proposed transferee shall not constitute Landlord's consent to any such Assignment or Sublease.

     Section 15.5. Assumption of Lease. Each transferee, other than Landlord, shall expressly assume all obligation of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of rent and additional charges, and for the performance of all the terms, covenants, conditions and agreement herein contained with respect to that portion of the Premises identified in Tenant's notice to Landlord pursuant to Section 15.2 above. No Assignment or Sublease shall be binding on Landlord, unless the transferee or Tenant shall deliver to Landlord an executed counterpart of the Assignment or Sublease which contains covenants of assumption satisfactory in substance and form to Landlord, and consistent with the requirements of this Article; provided that the failure or refusal of such party to execute such instrument or assumption shall not release or discharge the transferee from its liability as set forth above.

     Section 15.6. Delay or Refusal. (a) Notwithstanding the fact that Landlord reserves the right to withhold its approval or consent in its reasonable discretion and for whatever reason in connection with any aspect of the provisions of this Article, in the event Tenant should claim that Landlord has been wrongful in withholding or delaying consent or requesting information as to a proposed Sublease or Assignment, or otherwise that Landlord has wronged Tenant or its proposed transferee in its exercise of any rights reserved to Landlord under this Lease, then Tenant's remedies and those of the proposed transferee shall be restricted to a declaratory judgement and/or an injunction for relief sought, and no monetary or punitive damages may be claimed. In consideration thereof, Landlord agrees that any application for a declaratory judgement and/or injunctive relief may be treated as such and relief may be granted accordingly on the pleadings in favor of either Landlord or Tenant as determined by the court, this agreement by Landlord being a special inducement to Tenant and proposed transferees restricting their remedies as above provided and waiving all others. By the execution of this Lease and by the application to Landlord for any consents or approvals as required under this Article or elsewhere in this Lease, Tenant specifically waives and relinquishes any rights, claims or causes of action by way of damages, loss of profits or advantages, tortious interference with contractual obligations, disparagement or any other remedies other than that of declaratory judgement and/or injunction as described above. Where under the provisions of this Article a consent is required, such consent shall be defined as a written consent, and no inference that a consent has been given shall be drawn from Landlord's conduct or inaction in any event.

     (b) In each case the reasonableness of Landlord's election regarding a proposed Assignment or Sublease shall be deemed conclusive, unless Tenant shall, within sixty (60) days after notice from Landlord of its determination, file an equitable action in the appropriate state court seeking injunctive relief from Landlord's determination, which injunctive relief shall be Tenant's sole remedy for any claim that Landlord wrongfully withheld or delayed its consent or approval. In the event that any action for injunctive relief shall be filed by Tenant pursuant to the provisions of this Section, the sole issue to be submitted to the Court shall be the determination as to whether the withholding or delaying of consent or approval by Landlord shall have been reasonable or unreasonable, and in the event that a determination shall be made that the withholding or delaying of consent or approval by Landlord was unreasonable, then the Court's decision or order shall annul such withholding or delaying of consent or approval, such annulment being the sole remedy of Tenant. It is the intention of the parties hereto (as to which they are conclusively bound) that in no event shall Landlord's withholding or delaying of consent or approval, or any decision of any Court with respect thereto: (i) impose any financial liability upon or result in any damages being recoverable from Landlord; or (ii) create any recognizable right or enforceable remedy in favor of Tenant and against Landlord in law or equity, except as expressly provide herein.

     Section 15.7. Successors; Joint Liability. All rights and liabilities herein given or imposed upon the respective parties hereto shall, except as may be otherwise herein provided, extend to and bind the respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one (1) Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein contained. No rights, however, shall inure to the benefit of any transferee or assignee of Tenant unless the Assignment or Sublease has been made in accordance with the provisions in this Article.

     Section 15.8. Processing Charge. Tenant agrees to reimburse Landlord for reasonable attorneys' fees incurred by Landlord in connection with the processing, review and documentation of any Assignment, Sublease, license, concession, creation of a security interest, granting of a collateral assignment, change of ownership or transfer for which Landlord's consent is required or sought under this Article. Landlord shall not be required to take any action thereon until Tenant pays such amounts.

     Section 15.9. Landlord's Consideration. Whenever its consent to a proposed Assignment or Sublease is required hereunder, Landlord may request additional supporting documentation and assurances and may reasonably consider all relevant factors, including (without limitation):

     (a) Whether the use of the Premises and trade name of the proposed transferee will be identical to (or substantially the same as) those of Tenant, or will otherwise be compatible with Landlord's efforts to enhance the image, reputation, trade name and long-term profitability of the Center;

     (b) Whether the addition of the proposed new tenant or subtenant will be compatible with the tenant mix of the Center generally and specifically among business operators specializing in particular kinds of merchandise, services and products; or conflict with Landlord's marketing plans for the Center and the consumer groups being targeted by Landlord and its leading tenants in the Center;

     (c) Whether the quantity, kind, variety and quality of the merchandise sold will remain substantially the same;

     (d) Whether the level and quality of customer services on the Premises will be consistent with those of the leading tenants of the Center and will remain high;

     (e) Whether the net worth and liquidity of the proposed transferee and lease guarantors (if any) are adequate in relation to the assets held and to current and anticipated future financial obligations, as revealed by current signed financial statements reviewed by a major local or national certified public accounting firm;

     (f) Whether the proposed transferee and its principals, affiliates and guarantors (if any) have a sufficient credit history and reputation for honesty and fair dealing;

     (g) Whether the business plan and operating procedures for the business on the Premises are reasonably coherent, lucid, credible and economically feasible;

     (h) Whether the proposed transferee and its management team have sufficient education, specifically applicable business experienced, and successful track records in marketing and managing businesses similar in size, scope and scale to that on the Premises together with any other stores, offices or businesses proposed to be acquired by the transferee and its affiliates; and

     (i) Whether the amounts to be invested in the business on the Premises are actually invested, and whether the proposed transferee and its principals and guarantors (if any) have sufficient personal financial interest and potential personal liabilities to assure proper motivation for success.

                                   Article 16
                               Use and Operations

     Section 16.1. Permitted Use. Tenant may use and occupy the Premises during the continuance of this Lease only for the "Permitted Use" described on the Summary/Signature Page of this Lease [and/or in the Special Provisions], and for no other purpose without the prior written consent of Landlord. Unless otherwise authorized herein or expressly provided by applicable laws or regulations, the Premises shall not constitute or be used as a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990 and applicable federal regulations. Tenant shall promptly comply with all laws, ordinances and governmental orders and regulations in any way affecting the cleanliness, occupation or use of the Premises or the physical accommodations, facilities and equipment therein. No auctions, fire sales, truckload sales, sidewalk sales, inventory reduction sales, liquidation sales, bankruptcy sales, "going out of business" sales or sales of similar import any be conducted on or about the premises except upon Landlord's prior written consent in each instance. Tenant agrees to conduct its business in the Premises during the regular and customary hours for such type business in a lawful manner, in good faith and in such a manner that Landlord will at all times received the maximum amount of Rent consistent with the profitable operation of Tenant's business on the Premises. Tenant shall not conduct wholesale, factory outlet or warehouse business on the Premises, or operate as a discount store, or otherwise engage in heavily discounted sales from the Premises. For purposes of this Lease, "heavily discounted" sales shall mean those advertised or promoted at reductions of greater than fifty percent (50%) from retail prices. Tenant further agrees to maintain the interior of its Premises with tastefully decorated and appointed furnishings and store fixtures, and with top-quality display racks, counters, shelving, floor and wall coverings.

     Section 16.2. Business Hours and Continuous Operation. Tenant covenants and agrees that it will conduct its business on the Premises, operating continuously and without interruption during the entire Term under Tenant's trade name (or such other trade name as Landlord may approve in writing), remaining open for business to the public on the Premises and being staffed with sufficient employees to handle anticipated sales during all hours and on all days set forth on the Summary/Signature Page of this Lease.

In the event Tenant fails to open for business for more than five (5) days in any Lease Year when it is otherwise required to be open (except due to an unavoidable casualty to the Premises or other nonmonetary reasons beyond Tenant's control), then Tenant shall pay one hundred and twenty percent (120%) of the Minimum or Base Rents last established for the remainder of the Lease Term.

     Section 16.3. Prior Vacation. In the vent that Tenant ceases to operate a business on the Premises for the purpose authorized herein and as described in
Section 16.2 above, or if Tenant surrenders the keys to the Premises, then Landlord shall have all rights and remedies under Article 21 below. In case of any such prior vacation of the Premises, the Lease shall continue unless or until terminated by express action of Landlord pursuant to Article 21 of these General Provisions or until its Term expires, and Tenant shall remain liable for the payment of rents and other charges, notwithstanding Landlord's acceptance of the keys or attempts to re-let the Premises.

                                   Article 17
                           Bankruptcy and Insolvency

     Section 17.1. Events of Bankruptcy or Insolvency. The following shall automatically constitute "Events of Bankruptcy or Insolvency" by Tenant: (a) the fling of any voluntary petition or entry of an order for relief against Tenant, under Chapter 7, 11 or 13 of the United States Bankruptcy Code [unless dismissed within thirty (30) days]; (b) the conversion of a proceeding against Tenant under any other chapter of the Bankruptcy Code to a Chapter 7, 11 or 13 action;
(c) the making of a voluntary assignment by Tenant for the benefit of its creditors; (d) the appointment of a receiver or trustee to take charge of Tenant's business, or the take-over of Tenant's business by any federal or state banking, insurance or regulatory authority having jurisdiction; (e) the filing of any other petition or application seeking relief under federal or state laws now or hereafter providing for the relief of debtors; (f) any garnishment, attachment, exception or action in aid of pre-judgement or post-judgement assessment or execution, or any local, state or federal tax sale or tax levy, or
(g) any other transfer of this Lease by operation of law. All such Events of Bankruptcy or Insolvency shall also constitute defaults under this Lease, and Landlord may, at any time thereafter, exercise any of the remedies available to Landlord for such a default by Tenant. Notwithstanding anything to the contrary, any such involuntary proceeding against Tenant shall not constitute an Event of Default or Insolvency if dismissed or stayed with thirty (30) days of its institution.

     Section 17.2. Assignment of Lease. If an Event of Bankruptcy or Insolvency occurs, the trustee, receiver or regulatory authority in charge of Tenant's business may temporarily assume the obligations of the Lease by curing all monetary defaults within ten (10) days from such occurrence, and curing all other defaults within thirty (30) days, and by timely paying all rents throughout the period of receivership, trust or regulatory control. Said trustee, receiver or regulatory authority may then: (a) reject and cancel the Lease by written order or notice to Landlord within sixty (60) days after the occurrence of such Event of Bankruptcy or Insolvency, or such longer period as may be afforded by court order or notice to Landlord within sixty (60) days after the occurrency of such Event of Bankruptcy or Insolvency, or such longer period as may be afforded by court order or applicable law; or (b) permanently assume and assign the Lease, subject to Landlord's prior written consent in accordance with Article 15 above, and subject also to the proposed assignee providing Landlord "adequate assurances of future performance" as described below. For purposes of this Lease, "adequate assurances of future performance" shall mean substantial and convincing objective documentation or contractually binding commitments: (i) that the proposed assignment will in no way breach or violate Landlord's obligations to its creditors or to other tenants of the Center, or require the prior written consent of any third party, or require the waiver of rights under any agreement between Landlord and any third party; (ii) that the proposed transferee or assignee has adequately addressed Landlord's legitimate concerns as to the effects of the proposed assignment or sublease upon the long-term profitability and tenant mix of the Center, has provided all documentation and information requested pursuant to Section 15.2 above, and reasonably satisfied the burdens and criteria described in Section 15.9 above;
(iii) that the proposed transferee or assignee has cured or will promptly cure all defaults under the Lease; has deposited or will promptly deposit with Landlord, as security for the timely payment and performance of all future Lease obligations pursuant to Section 7.2 above, a cash sum equal to at least three
(3) months'  Minimum or Base Rents at current  levels under the Lease plus three
(3) months' Operating Expenses and other charges due hereunder; and (iv) that the proposed transferee or assignee has sufficient experience, managerial and marketing skills to reasonably assure that Landlord will receive the Minimum or Base Rents (adjusted as provided in Section 3.2 above) throughout the remaining Lease Term.

                                   Article 18
                         Fixtures and Property Removal

     Section 18.1. Tenant's Property. For the purpose of this Article 18, the following shall be deemed to be Tenant's property: (a) all furniture, trade fixtures, equipment and movable personal property, other than those installed by or at the expense of Landlord; and (b) all inventory and stock in trade furnished by or at the expense of Tenant. Such property may be removed from the Premises by Tenant at any time, provided that items essential to the conduct of Tenant's business shall be replaced with items of similar purpose and quality during the Lease Term. All of Tenant's property except those items, if any, which Landlord may have given Tenant specific written permission to leave in the Premises, shall be removed upon expiration or termination of this Lease. Tenant shall: (i) repair any damage to the Premises, building, Center or tract caused by the removal of Tenant's property; (ii) have all utility lines professional capped or plugged; and (iii) restore the Premises, building, Center and tract to substantially the same order and condition as existed immediately prior to the time Tenant entered into possession of the Premises, ordinary wear and tear and damage by casualty and the elements excepted. Such repairs and restoration work shall be made promptly, and in any event prior to expiration or termination of this Lease. Any of Tenant's property not so removed may, at Landlord's election and without limiting Landlord's right to compel removal thereof, be deemed abandoned, and Landlord may remove and dispose of the same and restore the Premises to good order and condition, and Tenant shall reimburse Landlord for all reasonable costs and expenses in connection with the restoration as Additional Rent within thirty (30) days after written notice thereof from Landlord. And Tenant hereby releases Landlord from any and all liability in connection with the removal and disposition of any of Tenant's property not so removed by Tenant prior to expiration or termination of this Lease.

     Section 18.2. Landlord's Property. Regardless of which party may have installed or paid for them, or may own or have insurable interest in them during the Lease Term, any and all plumbing lines and fixtures, light fixtures, heating, ventilating and air conditioning equipment, carpeting and suspended ceilings, and other improvements, betterments, materials, fixtures and equipment, affixed in any manner to the Building or Premises (except trade fixtures and equipment installed and paid for by Tenant) shall become Landlord's sole property upon expiration or termination of this Lease; and no such property may be removed from the Premises except upon the expressed written consent of Landlord; provided that Landlord shall have the right, at its option, upon expiration or termination of the Lease Term, to demand that Tenant remove any specific improvements, betterments or other items previously installed and paid for by Tenant and to restore the Premises to substantially the same condition as existed prior to Tenant originally taking possession of the Premises, all at Tenant's cost and expense; and Tenant shall promptly comply. By way of illustration and not in limitation, the following kinds of fixtures, improvements, betterments and other items shall be deemed to be Landlord's property unless otherwise determined by Landlord; attached carpeting and floor coverings; paneling, woodwork and moldings; doors and windows; attached mirrors; fixed walls and partitions; pipes, faucets, sinks, disposals, commodes and plumbing fixtures of all kinds; lighting fixtures and electrical outlets;
heating, ventilating and air conditioning ductwork, compressors, condensers, furnaces, boilers and other equipment; hot water heaters; floors, decks and mezzanines; built-in ovens, stoves, walk-in or nonremovable freezers or refrigerators and other kitchen equipment; suspended and fixed ceilings; fixed cabinetry and shelving; wall coverings; ceiling and attic fans and humidifiers; blinds, drapes, curtain rods and other window treatments; gazebos, gates, fences, trellises, trees, shrubs and plantings of all kinds; all similar items and all improvements and betterments to the building, Premises and appurtenant tract.

                                   Article 19
                 Landlord's Lien, Waiver and Security Agreement

     Section 19.1. Landlord's Lien. All property of Tenant which is now or hereafter may be in or upon the Premises, whether or not exempt from execution, shall be bound by and subject to lien and also to the encumbrance of a security interest in said property, which hereby Tenant grants to Landlord in accordance with the provisions of Uniform Commercial Code ("UCC") in the state in which the Premises are located for the payment of all rents and charges herein reserved and for the payment of any damages arising from Tenant's breach of any of the covenants or agreements of this Lease; provided that the provisions hereof shall not apply to inventory stock-in-trade kept by Tenant, but the lien and security interest hereby created shall apply as to all other property of Tenant now or hereafter in or upon said Premises. Tenant hereby appoints Landlord as its agent and attorney-in-fact to execute any and all financing statements, amendments and extensions thereof on UCC forms on behalf of Tenant, and to file the same on behalf of Tenant or without Tenant's signature, at Landlord's option. In case of default in the payment of any installment of rents or any other sums required to be paid by Tenant when the same become due, which default continues for a period of ten (10) days after written notice from Landlord to Tenant, Landlord may take possession of all or any parts of such property and sell or cause the same to be sold at public or private sale, with or without notice, to the highest bidder for cash, and apply the proceeds of said sale toward the costs thereof and then toward the debt and/or damages as aforesaid. Landlord's exercise of the security interest herein created shall cause Landlord's interest in said property to be senior to Tenant's interest therein for proposes of any replevin action brought against Landlord by Tenant.

     Section 19.2. Optional Waiver. Landlord may elect, in its sole discretion, to release or subordinate any and all rights it may have to claim a lien or other rights in or to Tenant's property described in Section 18.1 of these General Provisions above except as expressly provided therein in the case of abandonment. All banks and other lenders claiming a security interest in any or all Tenant's property may give Landlord written notice of their security interests upon or prior to expiration or termination of this Lease; and Landlord will contract said lender if any such items remain in the Premises following expiration or termination, provided that the lender promptly removes the same upon demand by Landlord. Any items not so removed by the lender shall be deemed abandoned, and Landlord shall dispose of the same as it sees fit and retain all proceeds (if any).

     Section 19.3. Non-Waivable Security Interest. Regardless of who may have installed or paid for them, or who may own or have insurable interests in them during the Lease Term, Landlord hereby affirms and asserts its lien rights in and to full ownership of all Landlord's property described in Section 18.2 above upon expiration or termination of this Lease, together with all replacements thereof and substitutions therefor. The provisions of this Lease shall constitute a security agreement under the Uniform Commercial Code in the state in which the Premises are located, for the payment of all rents and other charges reserved hereunder and damages arising from the breach (if any) by Tenant of the covenants, terms or conditions of this Lease; and such security interest shall attach and apply to any and all improvements, betterments, equipment and other items installed by Tenant in the Premises (except Tenant's property described in Section 18.1 above), or otherwise comprising Landlord's property as described in Section 18.2 above. In the event of default by Tenant in the payment of rents or performance of any other covenant of this Lease, then Landlord shall have all rights and remedies prescribed in Article 20 below. Further, if Tenant fails to timely cure any such default after written notice from Landlord, then Landlord or its successors or assigns, shall also have the further right to take possession of the encumbered property or any part thereof and sell or cause the same to be sold at any public or private sale with or without further notice to Tenant, to the highest bidder for cash; and Landlord may thereupon apply proceeds of such sale toward the costs of sale and then to Tenant's rental obligations and Landlord's damages as aforesaid. Landlord's security interest herein created shall be first and paramount over the interests of the Tenant and any lender of Tenant and specifically shall be senior to any claim by Tenant or its lenders for replevin of such property brought against Landlord. No action of Landlord in expressly waiving any security or lien rights against Tenant's property shall ever be deemed to extend such waiver to Landlord's property as described in Section 18.2 above. Further, no officer, employee or agent of Landlord shall have any authority to waive Landlord's security and lienable interests in Landlord's property described herein and in
Section 18.2 above; such interests being waivable only by means of an expressed written resolution of Landlord's board of directors (or executive committee of the board of directors, if they are expressly empowered to so act). Nothing herein, however, is intended to preclude Tenant from securing proper leasehold financing of Tenant's property and Tenant's leasehold interests in the Premises; provided that upon expiration or termination of this Lease Landlord's property shall remain Landlord's, free and clear of any encumbrance on the part of Tenant or its lenders.

                                   Article 20
                                 Eminent Domain

     Section 20.1. Effects of Condemnation. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, or conveyed to a public or quasi-public authority under the threat of the power of eminent domain, then the terms of this Lease shall cease as to that part of the Premises so taken or conveyed (hereafter referred to as the "condemned portion") from the date possession of the condemned portion shall be taken by the condemning authority. Unless this Lease is cancelled as hereafter provided, the Minimum or Base Rents and other charges provided for herein shall be reduced in proportion to the amount of the Premises taken, commencing with the date possession is acquired by the condemning authority. If the loss of the condemned portion will, in landlord's sole judgement based upon generally accepted standards applicable to Tenant's business on the Premises, have a significantly impairing effect on such business as to render the Premises unfit for intended use, the Tenant may cancel this entire Lease. Such right to cancel may be exercised by Tenant only:

     (a) If Tenant gives Landlord at least ten (10) days' prior written notice of such cancellation;

     (b) The effective date of such cancellation of the entire Lease is the same as the date possession was obtained of the condemned portion by the condemning authority; and

     (c) Rent and all other charges are paid in full to the effective date of such cancellation.

     Section 20.2. Awards. All damages awarded for any such taking shall belong to Landlord as its property, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee interest in the Premises; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, damage and depreciation to its inventory, stock, furnishings and trade fixtures, and the costs of removing and relocation the same.

                                   Article 21
                                    Default

     Section 21.1. Events of Default. Tenant shall be in default under this Lease if any of the following events shall occur:

     (a) If Tenant fails to pay any rent or other sum of money required hereunder within ten (10) days after written notice or billing from Landlord [hereafter referred to as a "monetary breach or default"].

     (b) If Tenant closes its business on the Premises when required to be open, or vacates and removes its personal property therefrom, or abandons its personal property therein [hereafter collectively referred to as a "closing"], and further fails to re-open for business in the Premises within ten (10) days after written notice from Landlord.

     (c) If any Event of Bankruptcy  or Insolvency  occurs as defined in Section
17.1 above, or if Tenant violates, breaches or fails to perform any other act, covenant or condition required or prohibited under this Lease [hereafter collectively referred to as a "non-monetary breach"], and fails to cure such non-monetary breach within thirty (30) days after written notice from Landlord, or fails to promptly and timely commence the cure of any such non-monetary breach not capable of being cured within such thirty (30) day period and to diligently pursue the same to completion within reasonable period of time.

     Section 21.2. Remedies. In the event Tenant is in default under this Lease, or if Tenant voluntarily gives up possession of the Premises by delivering keys or written notice to that effect to Landlord, then Landlord may at any time thereafter undertake any or all of the following remedies:

     (a) Cancel and terminate this Lease by written notice to Tenant expressly stipulating the effective date thereof.

     (b) Re-enter and take possession of the Premises, remove all Tenant's property therefrom and store or dispose of the same as Landlord sees fit (applying the proceeds to Tenant's costs and obligations hereunder), and evict any persons therein from the Premises -- and Tenant shall be liable for all costs and expenses thereof as Additional Rent hereunder.

     (c) Accelerate Tenant's obligations to pay Rents by written notice to Tenant and demand immediate payment of all Rents that accrue throughout the remainder of the Lease Term.

     (d) Re-let the Premises or any part thereof upon such terms and for such use or uses as Landlord deems appropriate for the tenant mix of the Center, to such parties (and with such experience, financial worth and guarantees) as Landlord in its discretion shall deem sufficient to protect its interests in the Premises; provided that Landlord shall have no obligation to re-let the Premises.

     (e) Seek payment of all rents and other charges under the Lease, together with monetary damages suffered by Landlord as a result of Tenant's default, by any action at law or in equity against Tenant and/or its principals and guarantors (if any).

     (f) Seek possession of the Premises by any action at law or in equity against Tenant's and/or its principals and guarantors (if any).

     Section 21.3. Consequential Damages and Other Provisions. Landlord shall have no obligations to accept keys to the Premises from Tenant, but (if it does
so) such actions shall not constitute a surrender of the Premises by Tenant and shall not cancel or terminate this Lease (except upon specific written notice to that effect from Landlord), No re-entry or re-taking of possession of the Premises by Landlord shall under any circumstances be construed as an election to terminate or cancel this Lease unless Landlord expressly elects to do so as provided in Section 21.2(a) above or unless so ordered by a court of competent jurisdiction. In addition to the rents and other charges required to be paid hereunder, Landlord's damaged as a result of Tenant's default shall include
(without limitation): (a) the unamortized balance of the costs of any improvements (if any) made or paid for by Landlord to accommodate Tenant's occupancy of the Premises; (b) the reasonable costs of any clean-up and repair work necessary or desirable to show the Premises to prospective new tenants; (c) the reasonable costs of removing, storing, and/or disposing of Tenant's inventory, furnishings and trade fixtures, as well as any improvements and betterments in the Premises that are not suitable for a new tenant; (d) the reasonable costs of re-letting the Premises, including advertising and other out-of-pocket expenses and real estate leasing commissions or finders' fees; and
(e) court costs, filling fees, investigation costs, reasonable attorney's fees, late charges and interest on all sums payable by Tenant. In its discretion at any time or under any circumstances, Landlord's rights and remedies hereunder shall be cumulative and may be exercised and enforced concurrently. No right or remedies under this Lease shall be exclusive of any other right or remedy. Landlord may undertake one or more remedies while not exercising others that remain available. Specifically, Landlord may undertake any of the remedies described in Section 21.2(b), (c), (d) or (e) above without terminating the Lease as provided in Section 21.2(a) above, as to all or any part of the Premises or the rents and obligations under this Lease. If Landlord shall re-let the Premises or any portion thereof, all rentals received therefrom during the remaining Lease Term shall be applied to reduce Tenant's obligations hereunder; but Landlord shall determine the acceptable amount of rent for any new tenant, without regard for Tenant's obligations.

     Section 21.4. Attorney's Fees. In the event the parties hereto become involved in any proceeding to enforce this Lease or the rights, duties or obligations hereunder, the prevailing party in such proceedings shall be entitled to receive, as part of any reward, reasonable attorneys' fees, expenses and court costs, and the non-prevailing party shall pay the same upon demand.

     Section 21.5. Wavier of Jury Trial. Each of the parties hereby waives the right to trail by jury in action, proceeding or counterclaim brought by either party (or any affiliates) against the other (or any affiliates) on any matter arising out of or in any way connected with or related to this Lease, the Premises, the Center or the relationship of the parties.

                                   Article 22
                       Sales and Mortgage of the Premises

     Section 22.1. Mortgage. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or deed of trust loan now or hereafter placed upon Landlord's interest in the Premises or on the Center and land of which the Premises form a part. Upon written request of the holder of any mortgage or deed of trust (the "Mortgagee") now or hereafter encumbering the Premises, Tenant shall subordinate its rights under this Lease to the lien of such mortgage or deed of trust. Notwithstanding the foregoing, if the Mortgagee elects to have this lease superior to its mortgage or deed of trust, then upon Mortgagee's request, Tenant shall execute, acknowledge and deliver an instrument, in the form used by said Mortgagee, effecting such priority. In the event proceedings are brought for foreclosure of, or the exercise of a power of sale under any such mortgage or deed of trust, Tenant shall, upon request, adorn to the purchaser at any such foreclosure or sale and recognize such purchaser as Landlord under this lease. Upon Landlord's request, Tenant shall promptly execute, acknowledge and deliver such instruments as are required to effect the intent of this section.

     Section 22.2. Sale of Premises. Landlord further reserves the right to sell or otherwise assign its interests in this Lease or the Premises, and no such action shall affect or otherwise impair this Lease. If Landlord conveys ownership of the Center or Premises or if Landlord assigns its interests in this Lease, then upon such conveyance or assignment, Landlord (and the grantor or assignor, in the case of any subsequent conveyances or assignments) shall be entirely released from all liability with respect to the performance of any obligations on the part of Landlord to be performed hereunder from and after the date of such conveyance or assignment; subject, however, to the new Landlord's accepting the responsibility for the performance of all obligations of this Lease to be performed by Landlord.

     Section 23.3. Estoppel Certificates. Tenant agrees to execute, acknowledge and deliver to and in favor of any proposed Mortgagee or purchaser of the Premises or Center, within fifteen (15) days after written request by Landlord, any estoppel certificate that may be requested. If such certificate is not returned during that period of time, then commencing on the sixteenth (16th) day and continuing each day thereafter, Tenant agrees to pay as Additional Rent, the sum of Twenty-Five Dollars ($25.00) per day, until such certificate is returned. The estoppel certificate shall state, among other things: (a) whether this Lease is in full force and effect; (b) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (c) the date to which rents and any other charges have been paid; and (d) whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claim.

     Section 22.4. Quiet Possession. All other provisions of the Lease notwithstanding, so long as Tenant shall not default in the payment of rents or performance of the covenants of this Lease, Landlord shall not disturb Tenant's possession of the of the Premises; and Tenant's obligations to subordinate this Lease, provide estoppel certificates and adorn to any purchaser or successor in interest to Landlord, as required pursuant to Sections 22.1 and 22.2 above, shall be conditional upon the mortgagee, purchaser or successor providing Tenant with an appropriate non-disturbance agreement.

                                   Article 23
                              Notices and Service

     Section 23.1. Receipt of Notice. Any notice which either party desires or is required to deliver to the other shall be in writing and shall be effective and deemed received: (a) three (3) business days after being deposited in regular United States Mail, postage prepaid, addressed as provided below; or (b) one (1) business day after deposit with a nationally recognized overnight courier service; or (c) upon delivery to Landlord or to Tenant or Tenant's manager in person; or (d) upon receipt or refusal, after being delivered in person or deposited in certified United States mail, return receipt requested, addressed as follows:

  To Tenant:   At Tenant's home office  address shown on the Summary/  Signature
               Page of the Lease or at the last known post office address of Tenant or at the address of the Premises; or

  To Landlord: J.C. Nichols Company
               310 Ward Parkway
               Kansas City, Missouri 64112
               Attention: Legal Department;

or to such other or additional addresses of which either party may, from time to time, give written notice to the other.

     Section 23.2. Consent to Service. Tenant agrees that any action brought in connection with this Lease may be maintained in any court of competent jurisdiction in the country and state where the Premises are located. Tenant hereby appoints Landlord as agent for the purpose of accepting service of any legal process, subject only to the condition that Landlord promptly send notice of such process to Tenant as provided in Section 23.1 above or at such other address of Tenant as set forth elsewhere in this Lease or of which Tenant may give Landlord notice at a later date.

                                   Article 24
                           Expiration or Termination

     Section 24.1. Surrender of Premises. Upon expiration of the primary Term or any extension or renewal term of this Lease, or upon earlier termination or cancellation of this Lease, unless the parties are negotiating in good faith for a lease renewal, Tenant shall surrender the Premises in substantially the same condition (subject to the removals herein allowed) as the Premises were on the date Tenant opened the Premises for business to the public, ordinary wear and tear and fire or other casualty damage expected. Tenant shall also surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall give Landlord all combinations and keys for locks, safes, and vaults, if any, in the Premises. Prior to the expiration or termination of the Term, Tenant shall remove all Tenant's property and, to the extent required or allowed by Landlord, any other installations, alterations or improvements provided for in Article 18 hereof, before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

     Section 24.2. Holding Over. In the event Tenant remains in possession of the Premises after the expiration or termination date of this Lease and without the execution of a new lease or an extension or renewal agreement, Tenant shall be deemed to be occupying said Premises from month-to-month, subject to all of the conditions, provisions and obligations of this Lease insofar as the sale are applicable month-to-month tenancy; provided that during such holdover period, Tenant shall pay Landlord twice the monthly rents and other charges last established under this Lease, unless the parties are negotiating in good faith for a lease renewal.

     Section 24.3. Re-Letting the Premises. Landlord may at any time within sixty (60) days before the expiration date of this Lease enter the Premises at all reasonable hours for the purpose of showing the Premises to prospective new tenants and offering the same for rent and may place and keep on the windows and doors of the Premises signs advertising the Premises for rent.

                                   Article 25
                             Time and Force Majeure

     Section 25.1. Force Majeure. In the event either party shall be delayed, hindered or prevented from performing any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to produce materials, failure of power, restrictive governmental laws or regulations, vandalism, riot, insurrection, war, civil disobedience, or reasons of like nature, which are not the fault of the party delayed in performing, then performance of such act shall be excused for the reasonable period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the reasonable period of such delay.

     Section 25.2. Timely Performance. Except as expressly authorized pursuant to Section 25.1 above, TIME IS OF THE ESSENCE OF THIS LEASE. All other provisions of this Lease notwithstanding, no force majeure event or other circumstance shall justify or excuse a delay or failure to make any payment required hereunder in a timely manner; provided that the commencement of the Lease or opening of the Premises for business may be postponed as provided in
Section 23 above.


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

                                   Article 26
                        Real Estate Leasing Commissions

     Section 26.1. Broker Contacts by Tenant. (a) Except as may be otherwise described in the Special Provisions of this Lease, Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker or agent in connection with this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities and expenses (including reasonable attorneys' fees) imposed upon, asserted or incurred by Landlord as a consequence of any breach of this representation.

     (b) Tenant further agrees that Landlord shall have no obligation to pay (or reimburse Tenant) for any real estate commission, finder's fee or other remuneration payable to any broker, consultants or lawyer contracted or retained by Tenant or its affiliates in connection with the renewal or extension of this Lease.

                                   Article 27
                        Interpretation and Construction

     Section 27.1. Reasonable Consents. Whenever the consent of either party is required hereunder, such consent shall not be unreasonable withheld. Reasonableness under all such circumstances shall mean on the basis of rational, objective facts and information sought and considered in good faith in order to make a decision on the matter at hand which adequately protects the interests of the party making the decision. Moreover, it is the intent and purpose of the parties that no judge, hearing examiner or arbitrator shall substitute his or her judgement for that of Tenant or Landlord hereunder, unless clear and convincing evidence exists which shows that such party is not acting in good faith.

     Section 27.2. Waiver. The waiver by Landlord or Tenant of the breach of any term, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition. No covenant, term or condition of this Lease shall be deemed to have been waived, unless such waiver is in writing signed by the party charged therewith.

     Section 27.3. No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than actual rents and other charges herein reserved shall be deemed to be a compromise or agreement to accept such lesser sum in full satisfaction, nor shall any endorsement or statement on any check, or in any letter accompanying a check, be deemed an accord and satisfaction as to such lesser amount.

     Section 27.4. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or enforceable, the remainder of this Lease or the application of such term covenant or condition to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby; and each term, covenant and condition of this Lease shall be severable, valid and enforceable independently to the fullest extent permitted by law.

     Section 27.5. Automatic Termination. Notwithstanding anything in this Lease to the contrary, if this Lease has not previously been terminated and the Term has not commenced within one (1) year from the date hereof, this Lease shall automatically terminate at the expiration of said period, and neither party shall be liable to or have any rights against the other by reason thereof.

     Section 27.6. Survival of Tenant's Obligations. All obligations of Tenant which by their nature involve performance, in any particular, after the end of the Term, or which cannot be ascertained to have been fully performed until after end of the Term, shall survive the expiration or termination of the Lease. Likewise, utility bills, taxes and other items payable by Tenant hereunder, the amounts of which may not have been ascertained or billed to Tenant upon the expiration or termination date, shall nonetheless be payable in full by Tenant within ten (10) days after written notice thereof from Landlord.

     Section 27.7. No Partnership. Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, to create a relationship between the parties hereto other than that of Landlord and Tenant, nor does Landlord in any way or for any purpose become a partner in the conduct of Tenant's business, nor a joint venturer or a member of a joint enterprise of any kind with Tenant.

     Section 27.8. Non-Binding Effects and Amendments. The submission of this Lease for examination or execution shall not constitute a reservation or an option for the Premises, and this Lease shall become effective only upon execution, delivery and acceptance hereof by both parties, subject to receipt of the consideration described in Section 7.1 above. Except as otherwise expressly provided herein, no subsequent alteration, amendment, change or addition to this Lease, nor any surrender of the Term shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     Section 27.9. Headings. The article and section headings used throughout this Lease are for convenience of reference only and shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     Section 27.10. Entire Agreement; Amendments. This Lease comprises the entire agreement and understanding of the parties; and all prior negotiations, correspondence, proposals, verbal understandings and other prior documents are hereby merged into this Lease, which shall not be amended or modified except by a formal written instrument executed by both parties.

     Section 27.11. Integration. It is the expressed intent of the party that the provisions of this Lease be construed and interpreted in harmony as an integrated whole to the maximum extent possible. However, in the event of an irreconcilable conflict between the language in the Special Provisions and the language in the General Provisions of this Lease, the Special Provisions shall govern.

                    END OF GENERAL PROVISIONS OF THE LEASE.

                    THE ATTACHED SPECIAL PROVISIONS RIDER IS
                    INCORPORATED AS AN INTEGRAL PART OF THIS
                    LEASE.


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